EXHIBIT 1.1

                                                                           DRAFT
                                                               November 20, 1997

                           CALLON PETROLEUM COMPANY

                    COMMON STOCK, PAR VALUE $.01 PER SHARE

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                            UNDERWRITING AGREEMENT

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                              NOVEMBER ___, 1997

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                                                                           DRAFT
                                                               November 13, 1997

                           CALLON PETROLEUM COMPANY
                   Common Stock (par value $.01 per share)

                            UNDERWRITING AGREEMENT
                                                             November __, 1997
Morgan Keegan & Company, Inc.
A.G. Edwards & Sons, Inc.
Howard, Weil, Labouisse, Friedrichs
     Incorporated
Jefferies & Company, Inc.

c/o Morgan Keegan & Company, Inc.
50 North Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

      Callon Petroleum Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Primary Shares") of common stock, par value $.01 per share ("Stock"), of the Company and, at the option of the Underwriters, up to 300,000 additional shares of Stock (the "Optional Shares"). The Primary Shares and the Optional Shares are herein collectively referred to as the "Shares."

      1. The Company represents and warrants to each of the Underwriters as of the date hereof and as of each Time of Delivery referred to in Section 4(a) hereof, and agrees with each of the Underwriters that:

            (a) A registration statement on Form S-2 (File No. 333-_____) in respect of the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission on November 4, 1997, as amended by Amendment No. 1 filed with the Commission on November 21, 1997 (the "Initial Registration Statement"); the Company has complied with the conditions for use of Form S-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or a registration statement filed by the Company pursuant to Rule 462(b) of the Act (the "Rule 462(b) Registration Statement"), if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial

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      Registration Statement, any post-effective amendment thereto or the Rule
      462(b) Registration Statement including all exhibits thereto, the schedules thereto, if any, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement;" such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"); any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

            (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements or omissions made in reliance upon information furnished in writing to the Company by the Underwriters expressly for use therein;

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of the date of such Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents or portions of documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, as applicable, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Time of Delivery, will not contain an untrue statement of a material fact or omit to

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      state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (d) The only subsidiaries of the Company are the corporations listed on Schedule II attached hereto (the "Subsidiaries"). The Company is, and at each Time of Delivery will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries is, and as of each Time of Delivery will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. CN Resources ("CN") is the only partnership of which the Company or any of its Subsidiaries is a general partner or owns fifty percent or more of the partnership interests. CN is a general partnership duly organized under the laws of the State of Texas, and the Company owns all of the partnership interests in CN. Each of the Company, its Subsidiaries and CN has, and at each Time of Delivery will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. Each of the Company and its Subsidiaries is, and at each Time of Delivery will be, duly licensed or qualified to do business and in good standing as a foreign corporation or partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified does not have a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all such capital stock of each Subsidiary is owned by the Company, either directly or indirectly through Subsidiaries as indicated in Schedule II hereto, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. Except for the stock of the Subsidiaries and the interests in CN and as disclosed in the Prospectus, the Company does not own, and at each Time of Delivery, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. As used herein the term "Material Adverse Effect" shall mean an adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or any of the Subsidiaries or CN that is or would be, singly or in the aggregate, material to the Company, the Subsidiaries and CN taken as a whole, whether or not occurring in the ordinary course of business;

            (e) The consolidated financial statements and related notes and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in such consolidated financial statements or notes. Arthur Andersen LLP (the "Accountants"), who have reported on certain of such consolidated financial statements and schedules, are independent accountants with respect to the Company and the Subsidiaries as required by the Act and the rules and regulations of the Commission under the Act;

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            (f) The selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included therein. The pro forma financial statements and other pro forma information (including the notes thereto) included in the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act and (iii) have been properly computed on the basis described therein and the assumptions used in preparing the pro forma financial statements and other pro forma data included in the Prospectus are reasonable;

            (g) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (h) Subsequent to the date as of which information is given in the Prospectus, except as set forth in or contemplated by the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, its Subsidiaries and CN, taken as a whole, arising for any reason whatsoever that would have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries or CN has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than, in any case, pursuant to this Agreement and the transactions referred to herein or in the ordinary course of business and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock (except for dividends at an annual rate of $2.125 per share with respect to the $2.125 Convertible Exchangeable Preferred Stock, Series A of the Company (the "Series A Preferred Stock"));

            (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

            (j) Except as set forth in the Prospectus, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company, any of its Subsidiaries or CN, or any of their respective officers or partners in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to have a Material Adverse Effect;

            (k) Each of the Company, its Subsidiaries and CN has, and at each Time of Delivery will have, (i) all material governmental licenses, permits, consents, orders,

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      approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, including without limitation, environmental laws and regulations, except where noncompliance with such laws, regulations or orders would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed by it, and is not, and at each Time of Delivery will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except where such nonperformance or default would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other agreement to which it or any of its Subsidiaries or CN is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries or CN is, nor at each Time of Delivery will any of them be, in violation of any provision of its certificate of incorporation or bylaws or other organizational documents, or of its certificate of partnership or agreement of partnership;

            (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as may be required under the federal securities laws with respect to the Registration Agreement and the transactions contemplated thereunder;

            (m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent rights to indemnity hereunder may be limited by public policy considerations and except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The performance by the Company of its obligations under this Agreement, the issue and sale of the Shares to be sold by the Company and the consummation by it of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries or CN pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, the agreement of partnership of CN, any contract or other agreement to which the Company or any of its Subsidiaries or CN is a party or by which the Company or any of its Subsidiaries or CN, or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries or CN;

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            (n) The Company and each of its Subsidiaries and CN has good and marketable title to all real properties and good title to all personal property and other assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries or CN. Each of the Company, its Subsidiaries and CN has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by it in a manner that is or would be material to the business of the Company, the Subsidiaries and CN taken as a whole;

            (o) All contracts filed as exhibits to the Registration Statement or described in the Prospectus and to which the Company or any Subsidiaries or CN is a party have been duly authorized, executed and delivered by the Company or such Subsidiaries or CN, constitute valid and binding agreements of the Company or such Subsidiaries or CN and are enforceable against the Company or such Subsidiaries or CN in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (p) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto by the Act, the rules and regulations of the Commission under the Act, the Exchange Act or the rules and regulations of the Commission under the Exchange Act that have not been so described and filed as required;

            (q) Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

            (r) The Company maintains insurance policies currently in effect, including levels of deductibles, that are customary in the oil and gas industry. Such policies provide coverage for operations of the Company, its Subsidiaries and CN in amounts and covering such risks as the Company believes are necessary to conduct its business;

            (s) Neither the Company nor any of its Subsidiaries or CN is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened;

            (t) Neither the Company nor any of its Subsidiaries or CN nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary or CN has made any payment of funds of the Company or any Subsidiary or CN or received or retained any funds in violation of any law, rule or regulation;

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            (u) The Company, its Subsidiaries and CN have filed all federal, state and local tax returns that have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments;

            (v) The Company, its Subsidiaries and CN (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company, its Subsidiaries and CN taken as a whole;

            (w) Except as described in the Prospectus, as of the date hereof,
      (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect on the Company, its Subsidiaries and CN taken as a whole, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect on the Company, its Subsidiaries and CN taken as a whole;

            (x) Except as described in the Prospectus, as of the date hereof, the aggregate undiscounted monetary liability of the Company for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum could not, singly or in the aggregate, have a Material Adverse Effect on the Company, its Subsidiaries and CN taken as a whole;

            (y) The Stock is duly authorized for trading on the Nasdaq National Market ("Nasdaq");

            (z) The Company has an authorized equity capitalization as set forth in the Prospectus under the caption "Description of Outstanding Securities and Debt Instruments," and all of the issued shares of capital stock of the Company have been duly and validly

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      authorized and issued and are fully paid and nonassessable; no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof; there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for shares of capital stock of the Company, and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock (except as described or contemplated by the Prospectus), or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any share of such stock;

            (aa) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock as set forth in the Prospectus under the caption "Description of Outstanding Securities and Debt Instruments;" the form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's organization and, when executed and delivered in definitive form, will be sufficient to convey the interest in the Company purported to be evidenced thereby;

            (bb) Neither the Company nor any Subsidiary or CN is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

            (cc) There are no persons with registration or similar rights to require registration of any securities of the Company under the Act because of the filing of the Registration Statement or the sale of the Shares by the Company to the Underwriters, which have not been waived.

      2. Subject to the terms and conditions herein set forth, (a) the Company hereto agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $____, the number of Primary Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Primary Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Primary Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

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      The Company hereby grants to the Underwriters the one-time right to purchase at their election up to 300,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Primary Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by you of the release of the Primary Shares, the several Underwriters propose to offer the Primary Shares for sale upon the terms and conditions set forth in the Prospectus.

      4.

            (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Morgan Keegan & Company, Inc., ("Morgan Keegan") may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Morgan Keegan for the account of such Underwriter, against payment therefor in immediately available funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Morgan Keegan, 50 N. Front Street, Memphis, Tennessee 38103 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Primary Shares, 8:30 a.m., Central Standard Time, on ________, 1997 or such other time and date as Morgan Keegan and the Company may agree in writing, and with respect to the Optional Shares, 8:30 a.m., Central Standard Time, on the date specified by Morgan Keegan in the written notice given by Morgan Keegan of the Underwriters' election to purchase such Optional Shares, or such other time and date as Morgan Keegan and the Company may agree upon in writing. Such time and date for delivery of the Primary Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

            (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(i) hereof will be delivered at the offices of Butler & Binion, L.L.P., 1000 Louisiana, Suite 1600, Houston, Texas 77002 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Central Standard Time, on the Business Day next preceding Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
      Section 4,

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      "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and
      Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which reasonably shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to cooperate with the Underwriters to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject;

            (c) On the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(3a) under the Act;

            (e) To make generally available to its security holders and the Underwriters as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company, its Subsidiaries and CN (which need not be audited) complying with Section 11(a) of the Act and Rule 158 of the rules and regulations of the Commission thereunder;

            (f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option and purchase plans existing on the date of this Agreement), without the prior written consent of Morgan Keegan;

            (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished generally to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

            (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

      6. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid, the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey;
(iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Butler & Binion, L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

            (ii) The Company has authorized capital stock as set forth in the Prospectus under the caption "Description of Outstanding Securities and Debt Instruments" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Prospectus); all of the issued and outstanding shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly authorized and validly issued and are fully paid and nonassessable; and the Shares conform, as to legal matters, in all material respects to the description of the Shares contained in the Prospectus under the caption "Description of Outstanding Securities and Debt Instruments;"

            (iii) Each of the Subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. CN is validly existing as a general partnership under the laws of the State of Texas and has partnership power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus. The Company is the sole record owner, directly or indirectly, of all of the outstanding capital stock of each of the Subsidiaries;

            (iv) To their knowledge, except as set forth in the Prospectus, there are no actions, suits or proceedings pending or overtly threatened against or affecting the Company, any of its Subsidiaries or CN, or any of their respective officers or partners in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling decision or finding would reasonably be expected to have a Material Adverse Effect;

            (v) The Company has full corporate power to enter into this Agreement, and it has been duly authorized, executed and delivered by the Company;

            (vi) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries or CN is a party or by which the Company or any of its Subsidiaries or CN is bound or to which any of the property or assets of the Company or any of its Subsidiaries or CN is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or bylaws of the Company or any applicable statute or any order, rule or regulation known to such counsel after due inquiry of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or CN or any of their material properties;

            (vii) No consent, approval, authorization or order of any court or governmental agency is required to be obtained by the Company for the issue and sale of the Shares by the Company to the Underwriters or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (viii)To the extent summarized therein, all contracts and agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act, or the rules and regulations thereunder, to be filed, as exhibits to the Registration Statement, they are so filed; and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus or to be so filed as exhibits to the Registration Statement, which have not been so summarized, disclosed or so filed; (ix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

            (x) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration

            Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Act;

            (xi) To such counsel's knowledge after due inquiry there are no persons with registration or similar rights to have any securities of the Company registered pursuant to the Registration Statement, which have not been waived;

            (xii) The documents filed pursuant to the Act or the Exchange Act and incorporated by reference in the Prospectus (other than the financial statements and notes thereto and related schedules, reserve data and other financial and statistical data included therein, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

            (xiii)The Registration Statement and each amendment or supplement thereto, as of their respective effective dates and the Prospectus as of its date, comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder (it being understood that such counsel need express no opinion as to the financial statements, schedules, reserve information or other financial or statistical data in the Registration Statement or the Prospectus); and nothing has come to such counsel's attention that would lead such counsel to believe that either the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto, as of its date and as of each Time of Delivery, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Butler & Binion, L.L.P. may state their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

            (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 8:30 a.m., Central Standard Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

            (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or CN or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, its Subsidiaries and CN, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the representatives of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York or Texas state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the representatives of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (g) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the Company, substantially to the effect set forth in subsection 5(f) hereof in form and substance satisfactory to you;

            (h) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company on behalf of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request; the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section and the Company shall have furnished or caused to be furnished to you such other documents as you may reasonably request; and

            (i) The Shares shall be duly authorized for trading on Nasdaq.

      8.

            (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary

      Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
      (ii) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the representatives expressly for use therein;

            (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the representatives, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred;

            (c) Promptly after receipt by an indemnified party under subsections
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assure the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by Morgan Keegan in the case of parties indemnified pursuant to

      Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of any indemnified party;

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several, in proportion to their respective underwriting obligations, and not joint.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      9.

            (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at Time of Delivery you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Morgan Keegan on behalf of you.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Morgan Keegan & Company, Inc., 50 North Front Street, Memphis, Tennessee 38103, Attention: Mike Harris, telecopier number (901) 579-4355; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: John S. Weatherly, telecopier number (601) 446-1410; provided, however, that any notice to an Underwriter pursuant to
Section 8(b) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Underwriters plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          CALLON PETROLEUM COMPANY



                                          By:
                                                Name:
                                                Title:


Accepted as of the date hereof

Morgan Keegan & Company, Inc.
A.G. Edwards & Sons, Inc.
Howard, Weil, Labouisse, Friedrichs
      Incorporated
Jefferies & Company, Inc.


By:


On behalf of each of the Underwriters

                                  SCHEDULE I



                                    TOTAL NUMBER OF       NUMBER OF OPTIONAL
                                    PRIMARY SHARES      SHARES TO BE PURCHASED
           UNDERWRITER              TO BE PURCHASED       IF MAXIMUM OPTION
                                                              EXERCISED
MORGAN KEEGAN & COMPANY, INC.
A.G. EDWARDS & SONS, INC.

HOWARD, WEIL, LABOUISSE, FRIEDRICHS
     INCORPORATED

JEFFERIES & COMPANY, INC.
                                        =======                =======
      TOTAL                            2,000,000               300,000

                                  SCHEDULE II

                                 SUBSIDIARIES





NAME                                               JURISDICTION     OWNERSHIP(%)
----                                            --------------------------------
Callon Petroleum Operating Company............. Delaware corporation   100%
Callon Offshore Production, Inc................ Mississippi corporation100% *
Mississippi Marketing, Inc..................... Mississippi corporation100% *

------------
*  Wholly-owned subsidiary of Callon Petroleum Operating Company.

                                    ANNEX I

                            FORM OF COMFORT LETTER


      Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

      (i) They are independent certified public accountants with respect to the Company, its Subsidiaries and CN within the meaning of the Act and the applicable published rules and regulations thereunder;

      (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Underwriters;

      (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Underwriters and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

      (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such three fiscal years;

      (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

      (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, its Subsidiaries and CN, inspection of the minute books of the Company, its Subsidiaries and CN since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company, its Subsidiaries and CN responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) (i) the consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

            (B) any unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

            (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

            (D) any unaudited pro forma consolidated financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company, its Subsidiaries and CN, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company, its Subsidiaries and CN, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company, its Subsidiaries and CN and have found them to be in agreement.